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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-96467) pertaining to the 1988 Stock Option Plan and the 1997 Share Incentive Plan of IOMED, Inc. of our report dated August 6, 2004, with respect to the consolidated financial statements of IOMED, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2004.

        /s/  ERNST & YOUNG LLP

Salt Lake City, Utah
September 23, 2004

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  EXHIBIT 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm